Exhibit 10.39

McMoRan EXPLORATION CO.
SUPPLEMENTAL EXECUTIVE CAPITAL ACCUMULATION PLAN
AMENDMENT TWO

WHEREAS, McMoRan Exploration Co. Supplemental Executive Capital Accumulation Plan (the “Plan”) was originally adopted by Freeport-McMoRan Inc. on April 1, 1987 and later adopted by Freeport-McMoRan Sulphur Inc. on December 22, 1997 and then adopted by McMoRan Exploration Co. (the “Company”) on November 17, 1998 for the benefit of its eligible employees;

WHEREAS, Section 9.02 of the Plan provides that the Company reserves the right by written action of its Board of Directors, or individual(s) specifically designated by the Board to act on its behalf, to change or discontinue the Plan at any time and such authority was granted to Dean T. Falgoust on December 3, 2007;

WHEREAS, in response to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), effective as of January 1, 2005, the Company in operation separated all Plan contributions made and benefits earned and vested as of December 31, 2004, along with all earnings attributable thereto (“Grandfathered Benefits”) from all Plan contributions earned or vested after December 31, 2004 with all earnings attributable thereto (“409A Benefits”);

WHEREAS, at all times on and after January 1, 2005, the Grandfathered Benefits, along with earnings attributable thereto, have been (and continue to be) subject to the terms and provisions of the Plan as in effect on October 3, 2004, and no material modifications, within the meaning of Code Section 409A and the Treasury Regulations and guidance thereunder, have been made (in form or operation) to the Plan with respect to such benefits;

WHEREAS, the 409A Benefits under the Plan have been administered in the “reasonable, good faith” compliance standard prescribed by Code Section 409A, which is applicable until the effective date of the final regulations issued under Code Section 409A;

WHEREAS, the Company desires to bifurcate the Plan such that (1) the Grandfathered Benefits, along with all earnings attributable thereto, shall be maintained under and paid from the Plan, which shall be frozen and intended to be a “grandfathered” plan exempt from Code Section 409A and (2) the 409A Benefits, along with all earnings attributable thereto, shall be spun-off from the Plan into, and maintained under and paid from, a newly established and separate plan that is intended to comply with the requirements of Code Section 409A, known as the McMoRan Exploration Co. 2005 Supplemental Executive Capital Accumulation Plan (“MMR-SECAP”), effective as of January 1, 2008;

WHEREAS, in connection with the bifurcation of the Plan, the Company desires to change the name of the Plan to the McMoRan Exploration Co. 1987 Supplemental Executive Capital Accumulation Plan; and

WHEREAS, the Company further desires to amend the Plan to change the hypothetical earnings rate on all Accounts, describe the delegation of authority to a Committee that will function as the Plan Administrator of the Plan, and add claims procedures;

NOW, THEREFORE, the Company, having reserved the right under Section 9.02 of the Plan, does hereby amend the Plan, effective January 1, 2008, as follows:

I.

The Plan is hereby frozen.  No new participants shall be permitted, no deferred contributions shall be made and no benefits shall be earned or vested under the Plan after December 31, 2004 (other than earnings on the contributions and benefits earned and vested prior to January 1, 2005).  The Plan shall only provide contributions made and benefits earned and vested as of December 31, 2004, along with all earnings attributable thereto (“Grandfathered Benefits”).  Any contributions or benefits (and earnings thereon) not vested as of December 31, 2004, and all contributions deferred or vested after December 31, 2004 (“409A Benefits”), are hereby spun-off into the new McMoRan Exploration Co. 2005 Supplemental Executive Capital Accumulation Plan (“MMR-SECAP”) as of January 1, 2008 (and shall be paid from such new plan).

II.

The name of the Plan is hereby amended to be the McMoRan Exploration Co. 1987 Supplemental Executive Capital Accumulation Plan, and all references to the McMoRan Exploration Co. Supplemental Executive Capital Accumulation Plan are hereby amended accordingly, and the definition of “Plan” in Section 1.19 of Article I of the Plan is hereby amended to read as follows:

1.19           Plan means this McMoRan Exploration Co. 1987 Supplemental Executive Capital Accumulation Plan (“Plan” or “MMR-SECAP”) as set forth herein (formerly the McMoRan Exploration Co. Inc. Supplemental Executive Capital Accumulation Plan (“MMR-SECAP”)).  As of January 1, 2008, the Plan is frozen and no new participants shall be permitted and no contributions shall be made or vested (other than earnings on the contributions that were earned and vested as of December 31, 2004) under the Plan after December 31, 2007.  All unvested contributions as of December 31, 2004 (along with earnings attributable thereto) were spun-off from the Plan, effective as of January 1, 2008, into, and shall be provided under the McMoRan Exploration Co. 2005 Supplemental Executive Capital Accumulation Plan (“MMR-SECAP”).

III.

Section 3.02, MMR-SECAP Basic Credit Account, is hereby amended and restated, to read as follows:

3.02           MMR-SECAP Basic Credit Account.  Effective January 1, 2009, the Participant's MMR-SECAP Basic Credits shall be treated as if invested by the Committee in a manner to produce a rate of interest equal to the prime rate, as published in the Federal Reserve Statistical Report at the beginning of each month.  Prior to January 1, 2009, the Participant's MMR-SECAP Basic Credits shall be treated as if invested by the Committee in a manner to produce a rate of interest similar to that earned quarterly by the Vanguard Retirement Savings Trust which is an investment contract fund of the MMR-ECAP.

IV.

Section 4.00, MMR-SECAP Company Savings Credit Account, is hereby amended and restated, to read as follows:

(b)
Effective January 1, 2009, the Participant's MMR-SECAP Company Savings Credits shall be treated as if invested by the Committee in a manner to produce a rate of interest equal to the prime rate, as published in the Federal Reserve Statistical Report at the beginning of each month.  Prior to January 1, 2009, the Participant's MMR-SECAP Company Savings Credits shall be treated as if invested by the Committee in a manner to produce a rate of interest similar to that earned quarterly by the Vanguard Retirement Savings Trust which is an investment contract fund of the MMR-ECAP.

V.

Paragraph (h) of Section 4.01 MMR-SECAP Enhanced Company Contribution Credits and MMR-SECAP DC Adjustment Contribution Credits, is hereby amended and restated, to read  as follows:

(h)
Effective January 1, 2009, the Participant's MMR-SECAP Enhanced Company Contributions Credits and MMR-SECAP DC Adjustment Contribution Credits shall be treated as if invested by the Committee in a manner to produce a rate of interest equal to the prime rate, as published in the Federal Reserve Statistical Report at the beginning of each month.  Prior to January 1, 2009, credits made under this Section 4.01 shall be treated as if invested by the Committee in a manner to provide a rate of interest equal to the rate for ten year Treasury Notes, plus a percentage to be determined annually by the Committee (3.5% in 2000). The hypothetical earnings rate was ten percent (10%) annually.

VI.

The following is added at the end of Section 4.02, Recordation of Shares, to read as follows:

Notwithstanding, effective January 1, 2009, the assets described in this section shall be treated as if invested by the Committee in a manner to produce a rate of interest equal to the prime rate, as published in the Federal Reserve Statistical Report at the beginning of each month.

VII.

The following is added as a new paragraph (c) of Section 4.02, Transfer Credits, to read as follows:

(c)	All assets accounted for in Transfer Credits Accounts were distributed to the Participant of record on or before December 31, 2004.

VIII.

The second sentence of Section 8.00, Committee, is amended and restated, to read as follows:

8.00 Committee.  Effective December 3, 2007, the Board appointed members to the Administration Committee (the "Committee") that will function as the Plan Administrator of this Plan.  The members of the Committee currently consist of Nancy D. Parmelee, Dean T. Falgoust, Pamela Q. Masson, Douglas N. Currault II and Chad A. Ventola. The operation, administration and determination and answering of all questions arising under or in connection with the Plan shall be the responsibility of the Committee.  The Committee shall have the exclusive right to interpret the Plan and to determine any questions arising under or in connection with the administration of the Plan.  The Committee’s decision or action in respect thereof shall be final and conclusive and binding upon all persons having an interest in the Plan.

IX.

A new Section 8.05, Claims Procedures, is added to the Plan, effective January 1, 2008, to read as follows:

8.05           Claims Procedures.

(a)
Any Participant or Beneficiary (a “Claimant”) who believes that he or she is entitled to a benefit under the Plan which he or she has not received may submit a claim to the Committee. Claims for benefits under this Plan shall be made in writing, signed by the Claimant or his or her authorized representative, and must specify the basis of the Claimant’s complaint and the facts upon which he or she relies in making such claim. A claim shall be deemed filed when received by the Committee.

(b)
In the event a claim for benefits is wholly or partially denied by the Committee, the Committee shall notify the Claimant in writing of the denial of the claim within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, unless special circumstances require an extension of time for processing, in which case the ninety (90)

day period may be extended to 180 days. The Committee shall notify the Claimant in writing of any such extension. A notice of denial shall be written in a manner reasonably calculated to be understood by the Claimant, and shall contain (i) the specific reason or reasons for denial of the claim; (ii) a specific reference to the pertinent Plan provisions upon which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s review procedure.

(c)
Within sixty (60) days of the receipt by the Claimant of the written notice of denial of the claim, the Claimant may appeal by filing with the Committee a written request for a full and fair review of the denial of the Claimant’s claim for benefits. Appeal requests under this Plan shall be made in writing, signed by the Claimant or his or her authorized representative, and must specify the basis of the Claimant’s complaint and the facts upon which he or she relies in making such appeal. An appeal request shall be deemed filed when received by the Committee.

(d)
The Committee shall render a decision on the claim appeal promptly, but not later than sixty (60) days after the receipt of the Claimant’s request for review, unless special circumstances (such as the need to hold a hearing, if necessary), require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred twenty (120) days. The Committee shall notify the Claimant in writing of any such extension. The decision upon review shall be written in a manner reasonably calculated to be understood by the Claimant, and shall contain (i) the specific reason or reasons for denial of the claim; (ii) a specific reference to the pertinent Plan provisions upon which the denial is based; (iii) a statement that the Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and (iv) a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA, if the adverse benefit determination is sustained on appeal.

(e)
The Committee may provide written or electronic notification of any adverse benefit determination.  Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv).

(f)
No lawsuit by a Claimant may be filed prior to exhausting the Plan’s administrative appeal process. Any lawsuit must be filed no later than the earlier of one year after the Claimant’s claim for benefit was denied or the date the cause of action first arose.

Signatures are on the next page.

Executed at New Orleans, Louisiana this 29th day of December, 2008.

WITNESSES:

s/s signed                                                                                            /s/ Dean T. Falgoust
    Dean T. Falgoust
    Vice-President
/s/ signed

ACKNOWLEDGMENT

STATE OF LOUISIANA

COUNTY OF ORLEANS

BEFORE ME, the undersigned Notary Public, personally came and appeared DEAN T. FALGOUST who, being by me sworn, did depose and state that he signed the foregoing Amendment to the McMoRan Exploration Co. Supplemental Executive Capital Accumulation Plan as a free act and deed on behalf of McMoRan Exploration Co. for the purposes therein set forth.

                                                /s/ Dean T. Falgoust
  Dean T. Falgoust
Vice-President

SWORN TO AND SUBSCRIBED
BEFORE ME THIS 29th DAY
OF DECEMBER, 2008.

/s/ signed
NOTARY PUBLIC
My Commission Expires:  _________